                                                                  EXHIBIT 10(EE)

                      First USA Savings Restoration Plan

              (As Amended and Restated Effective March 22, 1996)

                                   PREAMBLE

The First USA Savings Restoration Plan (hereinafter referred to as the "Plan") as amended and restated herein shall become effective as of March 22, 1996. The Plan was originally established effective January 1, 1992 to provide a program of deferred compensation and matching contributions for a select group of management or highly compensated employees. Participating employees have the opportunity to participate in the Plan under which they can elect to have a portion of their salary deferred directly into the Plan on their behalf by the Company. Participant salary deferrals are matched by their Employer up to a specified limit.

This Plan is unfunded and is intended to meet the requirements of a "top hat" nonqualified deferred compensation arrangement under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I  DEFINITIONS                                                        1
     1.1   Account                                                            1
     1.2   Beneficiary                                                        1
     1.3   Board of Directors                                                 1
     1.4   Code                                                               1
     1.5   Committee                                                          1
     1.6   Company                                                            1
     1.7   Compensation                                                       1
     1.8   Deferral Election                                                  2
     1.9   Deferred Salary Account                                            2
    1.10   Deferred Salary Contribution                                       2
    1.11   Effective Date                                                     2
    1.12   Employee                                                           2
    1.13   Employer or Participating Employer                                 2
    1.14   Employer Matching Contributions                                    2
    1.15   Employer Matching Contribution Account                             2
    1.16   Fund                                                               3
    1.17   Financial Hardship                                                 3
    1.18   Qualified Plan                                                     3
    1.19   Normal Retirement Age (Date)                                       3
    1.20   Plan Year                                                          3
    1.21   Year of Service                                                    3
    1.22   Valuation Date                                                     3

ARTICLE 2  PARTICIPATION                                                      4
    2.1    Participation Requirements                                         4
    2.2    Plan Entry Date                                                    4
    2.3    Loss of Participant Status                                         4
    2.4    Special Provisions Applicable to Employees of First USA
           Paymentech, Inc.                                                   4
    2.5    Transfer to First USA Paymentech, Inc. After the Effective Date    5
    2.6    Transfer from First USA Paymentech, Inc.                           5

ARTICLE 3  DEFERRED SALARY CONTRIBUTIONS                                      7
    3.1    Deferred Salary Election                                           7
    3.2    Amount of Deferred Salary Contribution                             7

ARTICLE 4  EMPLOYER CONTRIBUTIONS                                             8
    4.1    Employer Matching Contributions                                    8

                              TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE
                                                                            ----
ARTICLE 5        PARTICIPANTS' ACCOUNTS                                       9
     5.1         Separate Accounts                                            9
     5.2         Crediting Earnings to Participant Accounts                   9
     5.3         Statements                                                   9

ARTICLE 6        DEATH BENEFITS AND BENEFICIARY DESIGNATION                  10
     6.1         Distribution Upon Death                                     10
     6.2         Designation of Beneficiary                                  10

ARTICLE 7        VESTING AND TERMINATION OF EMPLOYMENT                       11
     7.1         Vesting in Deferred Salary Contributions                    11
     7.2         Vesting in Employer Matching Contribution Account           11
     7.3         Forfeitures                                                 12
     7.4         Distribution of Vested Benefits                             12

ARTICLE 8        DISTRIBUTION OF BENEFITS                                    13
     8.1         Normal Form of Benefit                                      13

ARTICLE 9        WITHDRAWALS WHILE EMPLOYED; LOANS                           14
     9.1         Hardship Withdrawals                                        14
     9.2         Loans                                                       14

ARTICLE 10       THE FUND                                                    15
     10.1        Commingled Fund                                             15
     10.2        Fund as a Company Asset                                     15

ARTICLE 11       ADMINISTRATION OF THE PLAN                                  16
     11.1        Administration of the Plan                                  16
     11.2        Committee Procedures                                        16
     11.3        Powers of the Committee                                     16
     11.4        Selection of Professional Counselors                        17
     11.5        Reliance on Professional Counselors                         18
     11.6        Plan Claim Procedure                                        18
     11.7        Source of Payment of Expenses                               19
     11.8        Compensation of the Committee                               19

ARTICLE 12       GENERAL PROVISIONS                                          21
     12.1        Amendment and Termination                                   21
     12.2        Nonalienation of Benefits                                   21
     12.3        No Contract of Employment                                   21
     12.4        Withholding Taxes                                           21


                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE
                                                                            ----
    12.5   Notices                                                           21
    12.6   Severability of Provisions                                        21
    12.7   Headings and Captions                                             22
    12.8   Applicable Law                                                    22

                                   ARTICLE 1

                                  DEFINITIONS

The following words and phrases used herein shall have the following meanings; and the masculine, feminine, and neuter gender shall be deemed to include the others, unless a different meaning is plainly required by the context:

1.1  Account

     To the extent applicable to a Participant, the total of his Deferred Salary Account and Employer Matching Contribution Account, including respective contributions and the investment earnings credited on such amounts.

1.2  Beneficiary

     The person, persons, or entity designated in writing by a Participant or otherwise determined in accordance with the Plan, entitled to receive any death benefit which may be, or may become, payable under the Plan.

1.3  Board of Directors

     The Board of Directors of the Company, as constituted from time to time.


1.4  Code

     The Internal Revenue Code of 1986, as amended from time to time.

1.5  Committee

     The Administrative Committee composed of persons appointed under Article 11 responsible for the administration of the Plan.

1.6  Company

     Means First USA Financial, Inc., a Delaware corporation, and any successor thereto.

1.7  Compensation

     Shall mean the total compensation received from the Employer for personal services rendered by an eligible Participant to the Employer during the Plan Year as reported on the Participant's federal income tax withholding statement (Form W-2), including base salary, bonuses, commissions, incentive pay, overtime, but excluding directors' fees, expense allowances, and other special payments and any benefits paid under the Qualified Plan or this Plan. In determining Compensation hereunder, any election by a Participant to reduce his Compensation pursuant to Section 125 or 401(k) of the Code shall be disregarded. Compensation for any Plan Year shall include any amounts in excess of the limitation of Section 401(a)(17) of the Code (the $150,000 indexed limit).

1.7  Deferral Election

     The means by which a Participant authorizes and elects to have deferred by his Employer and credited to his Deferred Salary Account.

1.8  Deferred Salary Account

     The Account into which Deferred Salary Contributions made on behalf of a Participant and earnings on those contributions shall be credited.

1.10 Deferred Salary Contribution

     The amount withheld from the Compensation of a Participant and credited to his Deferred Salary Account pursuant to a Deferral Election.

1.11 Effective Date

     Means March 22, 1996, the Effective Date of this amended and restated Plan. The plan was originally effective January 1, 1992.

1.12 Employee

     Any Employee who is receiving compensation for personal services rendered in the employment of an Employer.

1.13 Employer or Participating Employer

     Means (i) the Company and (ii) any subsidiary or other affiliated organization which, with the approval of the Board of Directors and subject to such considerations as the Board of Directors may impose, adopts this plan. As of the Effective Date, First USA Paymentech, Inc. is a Participating Employer under the Plan and shall continue as a Participating Employer until June 30, 1996.

1.14 Employer Matching Contributions

     The amounts contributed on behalf of a Participant pursuant to Article 4.

1.15 Employer Matching Contribution Account

     The account into which Employer Matching Contributions are made on behalf of a Participant and investment earnings credited to such account.

1.16 Fund

     Means the Fund established for this Plan in which are deposited Deferred Salary Contributions, Employer Matching Contributions and earnings thereon, and from which benefits under the Plan are paid as described in Article 10 hereof. The Fund is established for the convenience of the Employer and is an asset of each Employer. The obligation of an Employer to any Participant for benefits payable under the Plan exists independently of the Fund.

1.17 Financial Hardship

     Means an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in a severe financial hardship to the Participant if an early withdrawal is not permitted. The Committee shall have sole discretion in determining whether or not a Financial Hardship exists; provided that any early withdrawal approved by the Committee must be limited to the amount necessary to meet such unanticipated emergency.

1.18 Qualified Plan

     Means the First USA Retirement Savings Plan, as it may be amended from time to time.

1.19 Normal Retirement Age (Date)

     A Participant's Normal Retirement Age shall be the later of (i) the 65th anniversary of birth or (ii) the Participant's completion of five (5) Years of Service. A Participant's Normal Retirement Date shall be the first day of the month coincident with or next following the attainment of Normal Retirement Age.

1.20 Plan Year

     The period beginning January 1 and ending on the next December 31.

1.21 Year of Service

     The term Year of Service and the related term Period of Service shall have the same meaning as in the Qualified Plan.

1.22 Valuation Date

     The last business day of each March, June, September, and December.

                                   ARTICLE 2

                                 PARTICIPATION

2.1  Participation Requirements

     The eligibility requirements for becoming a Participant in the Plan are as follows:

     (A) The attainment of age twenty-one (21);

     (B) The Employee is a highly compensated employee within the meaning of
         Section 414(q) of the Code of an Employer;

     (C) The Employee is specifically approved for participation by the Chief Executive Officer of the Company; and

     (D) The Employee is a highly compensated or management employee of an Employer within the meaning of ERISA Sections 201(a), 301(a)(3), and 401(a)(1).

     A Participant shall be entitled to make Deferred Salary Contributions and to receive Employer Matching Contributions under the Plan only during the period for which he continues to satisfy the requirements described in this
     Section 2. 1.

2.2  Plan Entry Date

     Each Employee who has satisfied the requirements specified in Section 2.1 prior to or on January 1, 1992 shall become a Participant in the Plan as of such date provided he elects to make Deferred Salary Contributions under the Plan.

     Each other Participant who satisfies the requirements as provided in
     Section 2.1 after January 1, 1992 shall become a Participant on the first day of the payroll period following the date on which he satisfied such requirements and has elected to make Deferred Salary Contributions to the Plan.

2.3  Loss of Participant Status

     An Employee who becomes a Participant shall continue to be a Participant in the Plan, whether or not he continues to make Deferred Salary Contributions, until there are no longer any benefits remaining payable to him.

2.4  Special Provisions Applicable to Employees of First USA Paymentech, Inc.

     As of June 30, 1996, First USA Paymentech, Inc. shall cease to be a Participating Employer in the Plan. With respect to each Plan Participant who is in the employ of First USA Paymentech, Inc. as of June 30, 1996:

     (1) such Participant shall not be considered to have terminated employment or retired for purposes of being eligible for a distribution under the Plan;

     (2) benefits and benefit liabilities attributable to such Participant's Account shall be transferred to the First USA Paymentech Savings Restoration Plan; provided that the First USA Paymentech Savings Restoration Plan accepts such transfer at such time; and

     (3) such Participant's Account under the Plan shall be cancelled when the transfer described in (2) above is made.

2.5  Transfer to First USA Paymentech, Inc. After the Effective Date

     If, after July 1, 1996, a Participant transfers employment to First USA Paymentech, Inc. or one of its subsidiaries or affiliates which is a member of the same controlled group as First USA Paymentech, Inc., as determined under Code Sections 414(b), (c), (in) or (o):

     (1) such Participant shall not be considered to have terminated employment or retired for purposes of being eligible for a distribution under the Plan;

     (2) benefits and benefit liabilities attributable to such Participant's Account shall be transferred to the First USA Paymentech Savings Restoration Plan; provided that the First USA Paymentech Savings Restoration Plan accepts such transfer at such time; and

     (3) such Participant's Account under the Plan shall be cancelled when the transfer described in (2) above is made.

2.6  Transfer from First USA Paymentech, Inc.

     If, on or after July 1, 1996, an Employee transfers employment to an Employer from First USA Paymentech, Inc. or one of its subsidiaries or affiliates which is a member of the same controlled group as First USA Paymentech, Inc., as determined under Code Sections 414(b), (c), (m) or
     (o):

     (1) the Plan shall accept a transfer of benefits and benefit liabilities attributable to such Employee's Account under the First USA Paymentech Savings Restoration Plan, if any;

     (2) upon such transfer of benefits and benefit liabilities, the Employee shall have an Account under this Plan equal to the Account transferred from the First USA Paymentech Savings Restoration Plan.

     An Employee who transfers employment from First USA Paymentech, Inc. or one of its subsidiaries or affiliates as aforesaid shall be credited with the Years of Service and Period of Service that was credited to such Employee under the terms of the First USA

     Paymentech Savings Restoration Plan as of the date of transfer to covered employment under this Plan; provided, however, that service shall not be credited in accordance with the foregoing if such Employee was a participant in the First USA Paymentech Savings Restoration Plan and no transfer of benefits and benefit liabilities is made from such plan on behalf of such Employee in accordance with the foregoing.

                                   ARTICLE 3

                         DEFERRED SALARY CONTRIBUTIONS

3.1  Deferred Salary Election

     Each Participant may elect to make Deferred Salary Contributions to the Fund for credit to his Participant Account for any Plan Year beginning on or after the Effective Date by filing his election, on a form approved by the Committee, at least fifteen (15) days preceding the first day of the Plan Year in which the election is to be effective; provided, that in the first year in which a Participant becomes eligible to participate in the Plan, the Participant may file his election at least fifteen (15) days preceding the Participant's initial Entry Date. A Participant may continue, modify, revoke, or resume his election to make Deferred Salary Contributions with respect to subsequent Plan Years by filing his written notice with the Committee, on a form supplied by the Committee at least fifteen (15) days preceding the first day of the Plan Year in which the continuation, modification, revocation, or resumption is to be effective.

     Notwithstanding any provision of the Plan, no election to make a Deferred Salary Contribution may be made by a Participant with respect to Compensation that has already been paid by the Employer to the Participant or that has already been earned by the Participant.

3.2  Amount of Deferred Salary Contribution

     The amount of the Participant's Deferred Salary Contribution for any Plan Year shall equal the percentage of the Participant's Compensation elected by such Participant in accordance with Section 3.1.

     A Participant may elect to contribute a level percentage of Compensation for any Plan Year following the procedures in Section 3.1. The maximum contribution that may be made by any Participant for a Plan Year is equal to the maximum amount allowed under Section 402(g) of the Code as applied to the Qualified Plan.

     Each pay period, the Employer shall reduce each Participant's Compensation by the amount of his Deferred Salary Contribution. As soon as practical following the end of each calendar quarter, the Employer shall credit such contribution to the Participant's Deferred Salary Account.

     The amount of Deferred Salary Contributions for any Plan Year under this Plan is not conditioned upon or subject to any adjustment for deferred salary contributions made to the Qualified Plan for such Plan Year.

                                   ARTICLE 4

                            EMPLOYER CONTRIBUTIONS

4.1  Employer Matching Contributions

     The Employer shall credit an Employer Matching Contribution to the Participant's Employer Matching Contribution Account for each Participant who makes a Deferred Salary Contribution with respect to any Plan Year. Employer Matching Contributions shall be credited as of the Valuation Date to the Employer Matching Contribution Account of each Participant who made Deferred Salary Contributions during the period since the preceding Valuation Date and who is actively employed on the Valuation Date. The amount of the Employer Matching Contribution shall be equal to fifty percent (50%) of the Deferred Salary Contributions made by the Participant excluding any Deferred Salary Contributions in excess of three percent (3%) of the Participant's Compensation for such period. Deferred Salary Contributions for such Participants in excess of three percent (3%) of Compensation shall not be eligible for an Employer Matching Contribution.

     The maximum Employer Matching Contribution for any Participant shall be fifty percent (50%) of the maximum salary deferral amount allowed under
     Section 402(g) of the Code as applied to the Qualified Plan.

                                   ARTICLE 5

                            PARTICIPANTS' ACCOUNTS

5.1  Separate Accounts

     The Committee shall maintain or cause to be maintained a Separate Account for each Participant which shall consist of his Deferred Salary Account and his Employer Matching Contribution Account. Each such account shall be considered a sub-account of the Participant's Account.

5.2  Crediting Earnings to Participant Accounts

     The Account of each Participant who has not received his entire distribution under the Plan shall be credited at the end of each calendar quarter with investment earnings (or losses) at the same rate credited for such purposes in the Qualified Plan with respect to the Participant's Qualified Plan Account. At the discretion of the Committee, additional interest credits may be granted to the accounts of Participants. If additional interest is credited, each Participant shall be notified in writing of the amount or percentage interest rate credited for the period. Interest shall be credited on the sum of (a) the Participant's beginning balance less any distributions during the period, plus (b) one-half of the Deferred Salary Contributions made during the calendar quarter. Each Participant (or Beneficiary) assumes the risk in connection with any decrease in value of his Account as a result of investment losses, and there shall be no liability to the Participant (or Beneficiary) under the Plan in excess of the value of his vested Account.

5.3  Statements

     At least once annually, the Committee shall cause to be furnished to each Participant a statement showing the value of his Deferred Salary Account and Employer Matching Contribution Account as of the most recent Valuation Date and the additions or deductions from the Accounts since the date of the last statement.

                                   ARTICLE 6

                  DEATH BENEFITS AND BENEFICIARY DESIGNATION

6.1  Distribution Upon Death

     If a Participant dies, while an Employee or after becoming totally and permanently disabled while an Employee, all amounts standing to the deceased Participant's credit in his Participant's Account, if any, shall be one hundred percent (100%) vested and non-forfeitable. In such case, a Participant's Account shall be valued as of the Valuation Date coincident with or next following his death and the value of such Account determined on such Valuation Date shall be paid in a lump sum in cash as soon as administratively feasible to his designated Beneficiary.

6.2  Designation of Beneficiary

     Each Participant shall designate one or more persons as Beneficiary to receive his Account upon his death. If more than one Beneficiary is named, the Participant may specify the sequence and/or proportion in which payment shall be made to each Beneficiary. The designation shall be made on a form prescribed by the Committee and shall become effective when filed with the Committee. No Beneficiary designation shall be effective unless it is filed with and received by the Committee. A Participant may from time to time change his Beneficiary by filing a new Beneficiary designation form with the Committee. Prior to the death of the Participant, no designated Beneficiary shall acquire any interest in any amounts held in the Participant's Account.

     If there is no designated Beneficiary when a death benefit becomes payable, the benefits shall be paid to the estate of the deceased Participant. If the primary Beneficiary predeceases the Participant, the balance of such payments shall be paid to the contingent Beneficiary. If there is no contingent Beneficiary, the balance of such payments shall be paid to the estate of the deceased Participant. A Participating Employer is ineligible to be named as a Beneficiary.

                                  ARTICLE  7

                     VESTING AND TERMINATION OF EMPLOYMENT

7.1  Vesting in Deferred Salary Contributions

     A Participant shall at all times have a one hundred percent (100%) vested and non-forfeitable interest in his Deferred Salary Account.

7.2  Vesting in Employer Matching Contribution Account

     A Participant whose employment under the Plan is terminated prior to his Normal Retirement Age (and for any reason other than death or death following total and permanent disability) shall have a vested and non-forfeitable right in his Employer Matching Contribution Account in accordance with the following schedule:

            Years of Service        Percentage Vested
            ----------------        -----------------
            Less than 2                    0%
            2 but less than 3              20%
            3 but less than 4              40%
            4 but less than 5              60%
            5 but less than 6              80%
            6 or more                     100%

     A Participant whose employment under the Plan is terminated on or after attaining his Normal Retirement Age shall have a one hundred percent (100%) vested and non-forfeitable right to his Employer Matching Contribution Account.

     If a Participant who is less than one hundred percent (100%) vested in his Employer Matching Contribution Account receives a distribution from such account and is subsequently rehired, his vested interest in such account shall be determined based on the formula adopted for such purposes in the Qualified Plan.

7.3  Forfeitures

     If a Participant's employment under the Plan is terminated, any portion of his Account in which the Participant does not have a non-forfeitable interest shall be provisionally forfeited as of his date of termination. If the Participant becomes an Employee again prior to incurring five (5) consecutive One-Year Breaks in Service, the provisionally forfeited amount shall be reinstated to his Account unadjusted for gains and losses which occurred during said One-Year Breaks in Service. If the Participant is not rehired before incurring five (5) consecutive One-Year Breaks in Service, the amount of his provisional forfeiture shall be forfeited permanently. Forfeitures shall be used, in the sole discretion of the Committee, to pay administrative expenses of this Plan or to reduce future Employer Matching Contributions to this Plan.

7.4  Distribution of Vested Benefits

Benefits payable in the case of a Participant whose employment under the Plan is terminated shall be paid in accordance with Article 6 in the case of death, or
Article 8, in the case of a Participant who retires or otherwise terminates employment with a vested benefit.

                                   ARTICLE 8

                           DISTRIBUTION OF BENEFITS

8.1  Normal Form of Benefit

     All distributions of amounts in a Participant's Account shall be made in the form of a single lump-sum payment in cash equal to the vested balance credited to the Participant's Account as of the Valuation Date next following or coinciding with his date of termination, whether by retirement or otherwise. A Participant's vested Account shall be distributed as soon as administratively feasible following the Valuation Date coincident with or next following the occurrence of the Participant's date of termination, whether by retirement or otherwise.

                                   ARTICLE 9

                       WITHDRAWALS WHILE EMPLOYED; LOANS

9.1  Hardship Withdrawals

     At its sole discretion, the Committee may approve the distribution to a Participant of all or a portion of his vested Account based on the Committee's determination of Financial Hardship. Any such distribution must first be paid from his Deferred Salary Account and then, if necessary, from his vested Employer Matching Contribution Account. Such Accounts shall then be reduced by their respective portions of the withdrawal.

9.2  Loans

     Loans from a Participant's Accounts are not allowed.

                                  ARTICLE 10

                                   THE FUND

10.1 Commingled Fund

     Contributions under the Plan and earnings and losses thereon may be invested in one commingled Fund for the benefit of all Participants. However, in order that the interest of each Participant may be accurately determined and computed, separate Accounts shall be maintained for each Participant and investment earnings (or losses) shall be credited to such Accounts in accordance with Section 5.2. The Accounts represent the Participants' individual interests in the Plan and the total of all Accounts need not equal the amount of the Fund.

10.2 Fund as a Company Asset

     The Fund shall remain an asset of the Company and shall be subject to the claims of its general unsecured creditors. Each Participant shall have no greater right or status than as an unsecured creditor of the Company with respect to any amounts accumulated for such Participant under the Plan.

                                  ARTICLE 11

                          ADMINISTRATION OF THE PLAN

11.1 Administration of the Plan

     Except as to those functions reserved within the Plan to the Company or the Board of Directors, there shall be an administrative committee appointed by the Board of Directors to control and manage the operation and administration of the Plan. The Board of Directors shall have the authority to allocate or delegate among themselves, to the Committee, or to any other person, any fiduciary responsibility with respect to the Plan. The Committee shall consist of not fewer than three (3) members and not more than seven (7) members to serve at its pleasure and without compensation. Any Committee member who is employed under the Plan shall be deemed to have resigned from the Committee at the time of his termination of employment, unless expressly provided to the contrary in writing at such time.

11.2 Committee Procedures

     The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as a chairman and appoint a secretary, who is not required to be a Committee member. Any written memorandum signed by the secretary or any member of the Committee or one or more individuals who have been authorized to perform specific acts on behalf of the Committee shall have the same force and effect as a formal resolution adopted in open meeting. Minutes of all meetings of the Committee and a record of any action taken by the Committee shall be kept in written form, such record to be kept by the secretary appointed by the Committee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members and the Company shall not be responsible for any such action or failure to act. A member of the Committee may not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under the Plan is involved. If in any case in which an individual Committee member is so disqualified to act, the remaining members cannot agree, the Board will appoint a temporary substitute member to exercise all of the powers of a qualified member concerning the matter with respect to which the disqualified member is not qualified to act.

11.3 Powers of the Committee

     The Committee, subject to the limitations herein contained and to. such other restrictions as the Board of Directors may make, shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out the provisions of the Plan. The determination of the Committee as to any question involving the general administration and interpretation of the Plan shall be final, conclusive, and binding. Any discretionary actions to be taken under the Plan by the Committee with respect to the classification of Employees, Participants, Beneficiaries, contributions, or benefits shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Committee shall have the following powers and duties:

     (A) To require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition of receiving any benefits under the Plan;

     (B) To make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

     (C) To interpret the Plan, and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final, and conclusive;

     (D) To decide questions concerning the Plan and eligibility of any Employee to participate in the Plan in accordance with Article 2 of the Plan.

     (E) To determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan. The Committee may require claims for benefits to be filed in writing, on such forms and containing such information as the Committee may deem necessary. Adequate notice shall be provided in writing to an Employee, Participant, or Beneficiary thereof whose claim for benefits under the Plan has been wholly or partially denied. The Plan claim review procedure is more particularly described in Section 11.6 of the Plan. Notice of denial of a claim shall afford reasonable opportunity to the Participant or his Beneficiary whose claim for benefits has been denied for a full and fair review of the decision denying the claim;

     (F) To allocate any such powers and duties to or among individual members of any administrative committee;

     (G) To designate persons other than the Committee members to carry out any duty or power which would otherwise be a fiduciary responsibility of the Committee under the terms of the Plan; and

     (H) To make such administrative or technical amendments to the Plan as may be necessary or appropriate to carry out the intent of the Board of Directors.

11.4  Selection of Professional Counselors

     (A) The Committee may employ legal counsel, a qualified public accountant, a qualified actuary, a consultant, and such clerical, medical, and other accounting services as it may require in carrying out the provisions of the Plan.

     (B) The Committee may appoint an investment manager or managers and delegate investment responsibilities to manage any assets of the Fund, including the power to acquire and dispose of fund assets and to perform such other services as the Committee shall deem necessary or desirable in connection with the management of Plan assets. Such investment manager or managers shall (i) be registered as an investment advisor under the Investment Advisors Act of 1940; (ii) be a bank, as defined in the Investment Advisors Act of 1940; or (iii) be an insurance company qualified to manage, acquire, or dispose of qualified plan assets under the laws of more than one State; and shall acknowledge in writing to the Committee that he is (or they are) a fiduciary with respect to the Plan. Anything in this Article or elsewhere in the Plan to the contrary notwithstanding, the Committee shall be relieved of the authority and discretion to manage and solely control the assets of the Plan to the extent that authority to acquire, dispose of, or otherwise manage the assets of the Plan is delegated to one or more investment managers in accordance with this Section.

11.5  Reliance on Professional Counselors

         To the extent permitted by law, the Committee and any person to whom it may delegate any duty or power in connection with administering the Plan, the Employer, and the officers and directors thereof, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in reliance upon, any legal counsel, accountant, other specialist, or other person selected by the Committee, or in reliance upon any tables, valuations, certificates, opinions, or reports which shall be furnished by any of them or by any investment manager appointed pursuant to the preceding section.

11.6  Plan Claim Procedure

     (A) Any claim for a Plan benefit hereunder shall be filed by a Participant or Beneficiary (claimant) of this Plan on the form prescribed for such purpose with the Committee, or in lieu thereof, by written communication which is made by the claimant or the claimant's authorized representative which is reasonably calculated to bring the claim to the attention of the Committee.

     (B) If a claim for a Plan benefit is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Committee within ninety (90) days after receipt of the claim by the Committee.

(C) Any claimant who is denied a claim for a Plan benefit shall be furnished written notice setting forth:

     (1) the specific reason or reasons for the denial;

     (2) specific reference to the pertinent Plan provisions upon which the denial is based;

     (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (4) an explanation of the Plan's claim review procedure.

(D) In order that a claimant may appeal denial of a claim, a claimant or his duly authorized representative:

     (1) may request a review by written application to the Committee not later than sixty (60) days after receipt by the claimant of written notification of denial of a claim;

     (2) may review pertinent documents; and

     (3) may submit issues and comments in writing.

(E)  A decision on review of a denied claim shall be made not later than sixty
     (60) days after the Plan's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred twenty (120) days after receipt of a request for review.

     The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent Plan provisions on which the decision is based.

11.7 Source of Payment of Expenses

     All expenses prior to the termination of the Plan that shall arise in connection with the administration of the Plan, including but not limited to administrative expenses and proper charges and disbursements of the Committee and compensation and other expenses and charges of any legal counsel, accountant, specialist or other person who shall be employed by the Committee in connection with the administration thereof, shall be paid by the Employer.

11.8 Compensation of the Committee

     The Committee shall serve without compensation for services as such (other than any compensation a member of the Committee may receive as an employee of the employer), but all reasonable expenses incurred in the performance of their duties shall be paid by the Employer.

                                  ARTICLE 12

                              GENERAL PROVISIONS

12.1 Amendment and Termination

     The Company reserves the right to amend this Plan at any time and from time to time in any fashion, and to terminate it at will. No amendment to or discontinuance or termination of the Plan shall, without the written consent of the Participant, adversely affect any rights of such Participant with respect to amounts previously credited to such Participant's Account.

12.2 Nonalienation of Benefits

     All payments to persons entitled to benefits hereunder shall be made to such persons and shall not be grantable, transferable, or otherwise assignable in anticipation of payment thereof, in whole or in part, by the voluntary or involuntary acts of any such persons, or by operation of law, and shall not be liable or taken for any obligation of such person.

12.3 No Contract of Employment

     Nothing contained herein shall be construed as conferring upon any person the right to be employed or continue in the employ of the Company.

12.4 Withholding Taxes

     The Employers shall have the right to withhold taxes from any payments made pursuant to the Plan, or to make such other provisions as they deem necessary or appropriate to satisfy its obligations to withhold federal, state, local, or foreign income or other taxes incurred by reason of payments pursuant to the Plan. In lieu thereof, the Employers shall have the right, to the extent permitted by law, to withhold the amount of such taxes from any other sums due or to become due to the Participant upon such terms and conditions as the Committee may prescribe.

12.5 Notices

     Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements and payments. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

12.6 Severability of Provisions

     If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

12.7 Headings and Captions

     The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

12.8 Applicable Law

     This Plan shall be construed under the laws of the State of Delaware.

     IN WITNESS WHEREOF, the foregoing Plan is executed this 5th day of August, 1996, but effective as of March 22, 1996.


                                     FIRST USA FINANCIAL, INC.


                                     By: /s/
                                        --------------------------

Attest: /s/ Philip E. Taken
       --------------------------
                Secretary



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